UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITES EXCHANGE ACT OF 1934



   Date of Report (Date of earliest events reported)     April 10, 2003
                                                     ---------------------
                                                        (April 9, 2003)
                                                     ---------------------



 Commission        Registrant, State of Incorporation,          I.R.S. Employer
File Number        Address and Telephone Number               Identification No.
-----------        -----------------------------------        ------------------

 333-32170         PNM Resources, Inc.                            85-0468296
                   (A New Mexico Corporation)
                   Alvarado Square
                   Albuquerque, New Mexico  87158
                   (505) 241-2700

   1-6986          Public Service Company of New Mexico           85-0019030
                   (A New Mexico Corporation)
                   Alvarado Square
                   Albuquerque, New Mexico  87158
                   (505) 241-2700




                         ------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Item  5.   Other Events

The following is a press release issued by the Company on April 9, 2003.

               PNM Reduces Long-Term Debt, Adds Liquidity Facility

ALBUQUERQUE, N.M., April 9, 2003 - PNM Resources (NYSE:PNM) utility subsidiary PNM has completed two financial transactions designed to reduce high-cost debt and to expand the utility's available credit facilities.

In the first transaction, PNM eliminated $45 million of off-balance sheet lease obligations financing the EIP transmission line. The lease obligations included $38 million in long-term bonds paying a 10.25 percent interest rate. Acquiring majority ownership of the EIP line and retiring the bonds is expected to produce an annual net savings of approximately $1.5 million, or $0.04 per share.

In a second, unrelated transaction, PNM completed arrangements for a three-year, $90 million liquidity facility secured by the utility's outstanding accounts receivable. The accounts receivable securitization "builds a mid-term source of inexpensive liquidity for PNM," said PNM Resources Senior Vice President and Chief Financial Officer John Loyack. PNM will use the new liquidity facility for general corporate purposes.

The 345-kilovolt EIP line runs 216 miles from near Albuquerque to the Texas-New Mexico border, connecting the PNM system with the Texas electrical grid.

PNM Resources is an energy holding company based in Albuquerque, New Mexico. PNM, the principal subsidiary of PNM Resources, provides natural gas service to 441,000 gas customers and electric utility service to 378,000 customers in New Mexico. The company also sells power on the wholesale market in the Western U.S. PNM Resources stock is traded primarily on the NYSE under the symbol PNM.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 Statements made in this filing that relate to future events are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and the company assumes no obligation to update this information. Because actual results may differ materially from expectations, the company cautions readers not to place undue reliance on these statements. Future financial results will be affected by a number of factors, including interest rates, weather, fuel costs, changes in supply and demand in the market for electric power, wholesale power prices, market liquidity, the competitive environment in the electric and natural gas industries, the performance of generating units and transmission system, state and federal regulatory and legislative decisions and actions, and the performance of state, regional and national economies. For a detailed discussion of the important factors affecting PNM Resources, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K for the year ended December 31, 2002 and Form 8-K filings with the Securities and Exchange Commission.


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


SIGNATURES
----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              PNM RESOURCES, INC.
                               ------------------------------------------------
                                                  (Registrant)


Date:  April 10, 2003                         /s/ Robin A. Lumney
                               ------------------------------------------------
                                                Robin A. Lumney
                                           Vice President, Controller
                                         and Chief Accounting Officer
                                (Officer duly authorized to sign this report)


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